UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

February 1, 2018
Date of Report (date of earliest event reported)
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CLOUDERA, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-38069 (Commission File Number)	26-2922329 (I.R.S. Employer Identification Number)
395 Page Mill Road Palo Alto, CA 94306
(Address of principal executive offices and zip code)
(650) 362-0488
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2018, the Board of Directors (the “Board”) of Cloudera, Inc. (the “Company”) designated Priya Jain, age 38, the Company’s Corporate Controller, as its Principal Accounting Officer, effective immediately. Wayne Kimber, who had previously been designated as the Company’s Principal Accounting Officer has moved to other duties in the Company.

Ms. Jain joined the Company as its Corporate Controller in May 2017. Previously, Ms. Jain served as the Chief Accounting Officer of Castlight Health, Inc. (NYSE: CSLT), a health benefits platform provider, from March 2016 to May 2017. From March 2015 to February 2016, Ms. Jain was Corporate Controller at AlienVault, a cybersecurity company, where she led worldwide accounting, reporting, tax and treasury. Prior to that, she was with Guidewire Software (NYSE: GWRE), a software provider to Property and Casualty insurers, from January 2009, where she led the Initial Public Offering and follow-on offerings of the company and was the Corporate Controller since 2012. Prior to that, Ms. Jain was as an Assurance Manager at PricewaterhouseCoopers LLP in their technology practice. Ms. Jain holds a Master of Commerce Degree specializing in Accounting, Costing, Taxation and Audit. She is a Certified Public Accountant (Inactive), licensed in California, and a Chartered Accountant from India.

There are no arrangements or understandings between Ms. Jain and any other persons, pursuant to which she was appointed as Principal Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Ms. Jain and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.

In connection with her designation, the following changes were made to Ms. Jain’s compensation: (i) her annual base salary was increased to $260,000, (ii) Ms. Jain will participate in the Company’s Bonus Plan for Non‑Executives, under which she will have an individual bonus target of 30% of her annual base salary and (iii) the Board granted restricted stock units (“RSUs”) representing 12,000 shares of the Company’s common stock to Ms. Jain. The RSUs will vest over four years, with approximately one‑sixteenth (1/16th) of the total shares underlying the RSUs vesting on June 15, 2018 and one‑sixteenth (1/16th) of the total shares underlying the RSUs vesting on each subsequent quarterly vesting date, subject to Ms. Jain providing continued services to the Company through each quarterly vesting date.

In addition to the compensation that Ms. Jain will receive in connection with her appointment as the Company’s Principal Accounting Officer, the Company intends to enter into its standard form of indemnification agreement with Ms. Jain. The form of indemnification agreement was filed as Exhibit 10.01 to the Company’s Registration Statement on Form S‑1 (No. 333‑217071), as filed with the Commission on March 31, 2017 and incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2018	CLOUDERA, INC

	By:	/s/ David Middler
	Name:	David Middler
	Title:	Chief Legal Officer